Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
617-444-3913	617-274-7130
jyoung@akamai.com	tbarth@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2015 AND
FULL-YEAR 2015 FINANCIAL RESULTS

Fourth Quarter Highlights

•	Revenue of $579 million, up 8% year-over-year and up 11% adjusted for foreign exchange*

•	GAAP EPS of $0.49 per diluted share, down 9% year-over-year and down 5% when adjusted for foreign exchange*

•
Non-GAAP EPS* of $0.72 per diluted share, up 3% year-over-year and up 5% when adjusted for foreign exchange* (includes $0.06 per diluted share tax benefit from the reinstatement of the federal R&D tax credit)

Full-Year Highlights

•	Revenue of $2.2 billion, up 12% year-over-year and up 16% adjusted for foreign exchange*

•	GAAP EPS of $1.78 per diluted share, down 3% year-over-year and up 2% when adjusted for foreign exchange*

•	Non-GAAP EPS* of $2.52 per diluted share, up 2% year-over-year and up 6% when adjusted for foreign exchange*

Board of Directors Authorizes New $1 Billion Share Repurchase Program

CAMBRIDGE, Mass. – February 9, 2016 – Akamai Technologies, Inc. (NASDAQ: AKAM), the global leader in Content Delivery Network (CDN) services, today reported financial results for the fourth quarter and full-year ended December 31, 2015.

“Akamai’s solid fourth quarter performance capped off an excellent year on both the top and bottom lines,” said Dr. Tom Leighton, CEO of Akamai. “Revenue achievement in the quarter was driven by a robust online holiday shopping season, as well as continued rapid growth of our Cloud Security Solutions.  Our Security business grew 50% year-over-year in constant currency and has now achieved an annualized run rate of nearly $300 million.”
Akamai delivered the following results for the fourth quarter and full-year ended December 31, 2015:

Revenue: Revenue for the fourth quarter was $579 million, an 8% increase over fourth quarter 2014 revenue of $536 million, and an 11% increase when adjusted for foreign exchange.* Total revenue for 2015 was $2.197 billion, a 12% increase over 2014 revenue of $1.964 billion and a 16% increase when adjusted for foreign exchange.*

Revenue by Solution Category:

•
Performance and Security Solutions revenue for the fourth quarter was $286 million, up 16% year-over-year and up 19% when adjusted for foreign exchange.* Performance and Security Solutions revenue for 2015 was $1.050 billion, up 17% year-over-year and up 20% when adjusted for foreign exchange.*

•
Cloud Security Solutions revenue, a component of Performance and Security, for the fourth quarter was $73 million, up 46% year-over-year and up 50% when adjusted for foreign exchange.* Cloud Security Solutions revenue for 2015 was $254 million, up 50% year-over-year and up 54% when adjusted for foreign exchange.*

•
Media Delivery Solutions revenue for the fourth quarter was $247 million, down 2% year-over-year and up 1% when adjusted for foreign exchange.* Media Delivery Solutions revenue for 2015 was $977 million, up 7% year-over-year and up 10% when adjusted for foreign exchange.*

•
Service and Support Solutions revenue for the fourth quarter was $46 million, up 18% year-over-year and up 21% when adjusted for foreign exchange.* Service and Support Solutions revenue for 2015 was $170 million, up 16% year-over-year and up 20% when adjusted for foreign exchange.*

Revenue by Geography:

•	U.S. revenue was $416 million for the fourth quarter, a 5% increase over fourth quarter 2014 revenue. U.S. revenue for 2015 was $1.604 billion, a 12% increase over 2014 revenue.

•
International revenue was $163 million for the fourth quarter, a 17% increase over fourth quarter 2014 revenue and a 27% increase when adjusted for foreign exchange.* International revenue for 2015 was $593 million, an 11% increase over 2014 revenue and a 24% increase when adjusted for foreign exchange.*

Income from operations: GAAP income from operations for the fourth quarter was $123 million, a 10% decrease from fourth quarter 2014 GAAP income from operations of $136 million.  GAAP operating margin for the fourth quarter was 21%, down 4 percentage points from the same period last year. GAAP income from operations for 2015 was $466 million, a 5% decrease from the prior year's GAAP income from operations of $490 million. Full-year GAAP operating margin was 21%, down 4 percentage points from the prior year.

Non-GAAP income from operations* for the fourth quarter was $168 million, a 4% decrease from fourth quarter 2014 non-GAAP income from operations of $175 million. Non-GAAP operating margin* for the fourth quarter was 29%, down 4 percentage points from the same period last year. Non-GAAP income from operations* for 2015 was $638 million, a 1% decrease from the prior year's non-GAAP income from operations of $648 million. Full-year non-GAAP operating margin* was 29%, down 4 percentage points from the prior year.

Net Income: GAAP net income for the fourth quarter was $88 million, a 9% decrease from fourth quarter 2014 GAAP net income of $97 million. Full-year GAAP net income was $321 million, a 4% decrease from 2014 GAAP net income of $334 million.

Non-GAAP net income* for the fourth quarter was $129 million, a 1% increase over fourth quarter 2014 non-GAAP net income of $127 million. Full-year non-GAAP net income* was $454 million, a 1% increase over 2014 non-GAAP net income of $449 million.

GAAP and non-GAAP net income* results for the fourth quarter include a $12 million, or $0.06 per diluted share, benefit from the reinstatement of the federal R&D tax credit, which was retroactive to January 1, 2015.

EPS: GAAP EPS was $0.49 per diluted share, a 9% decrease from fourth quarter 2014 GAAP EPS of $0.54 and a 5% decrease when adjusted for foreign exchange*. Full-year GAAP EPS was $1.78 per diluted share, a 3% decrease from 2014 GAAP EPS of $1.84 per diluted share and a 2% increase when adjusted for foreign exchange.*

Non-GAAP EPS* was $0.72 per diluted share, a 3% increase over fourth quarter 2014 non-GAAP EPS* of $0.70 and a 5% increase when adjusted for foreign exchange*. Full-year non-GAAP EPS* was $2.52 per diluted share, a 2% increase over 2014 non-GAAP EPS* of $2.48 per diluted share and a 6% increase when adjusted for foreign exchange.*

Adjusted EBITDA: Adjusted EBITDA* for the fourth quarter was $238 million, a 3% increase over fourth quarter 2014 Adjusted EBITDA* of $232 million. Adjusted EBITDA margin* for the fourth quarter was 41%, down 2 percentage points from the same period last year. Adjusted EBITDA* for the full-year was $897 million, a 5% increase from the prior year's Adjusted EBITDA* of $853 million. Full-year adjusted EBITDA margin* was 41%, down 2 percentage points from the prior year.

Cash flow from operations: Cash from operations for the fourth quarter was $218 million, or 38% of revenue, and for the full-year was $764 million, or 35% of revenue. Cash, cash equivalents and marketable securities were $1.5 billion at December 31, 2015.

Share Repurchase Program
The Company also announces today that its Board of Directors has authorized a new $1 billion share repurchase program, effective from February 9, 2016 through December 31, 2018. The Company's goal for this program is to offset the dilution created by its employee equity compensation programs and provide the flexibility to increase its capital distributions to shareholders as business and market conditions warrant.

The timing and amount of any shares repurchased will be determined by the Company's management based upon the evaluation of market conditions and other factors. Repurchases will be executed in the open market subject to Rule 10b-18, and may also be made under a Rule 10b5-1 plan, which would permit the Company to repurchase shares when the Company might otherwise be precluded from doing so under insider trading laws. Other structured repurchase programs may be considered from time to time. The Company may choose to suspend, expand or discontinue the repurchase program at any time.

The Company spent $100 million in the fourth quarter to repurchase 1.7 million shares of its common stock at an average price of $60.14 per share, under the Company's previous share repurchase plan. For the full-year, the Company spent $303 million to repurchase 4.5 million shares of its common stock at an average price of $67.05 per share.

The Company had approximately 177 million shares of common stock outstanding as of December 31, 2015.

*See Use of Non-GAAP Financial Measures below for definitions.

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-877-258-4918 (or 1-480-405-6743 for international calls) and using passcode No. 12553604. A live webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-855-859-2056 (or 1-404-537-3406 for international calls) and using passcode No. 12553604. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
As the global leader in Content Delivery Network (CDN) services, Akamai makes the Internet fast, reliable and secure for its customers. The company’s advanced web performance, mobile performance, cloud security and media delivery solutions are revolutionizing how businesses optimize consumer, enterprise and entertainment experiences for any device, anywhere. To learn how Akamai solutions and its team of Internet experts are helping businesses move faster forward, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$289,473	$238,650
Marketable securities	460,088	519,642
Accounts receivable, net	380,399	329,578
Prepaid expenses and other current assets	123,228	128,981
Deferred income tax assets	—	45,704
Total current assets	1,253,188	1,262,555
Property and equipment, net	753,180	601,591
Marketable securities	774,674	869,992
Goodwill	1,150,244	1,051,294
Acquired intangible assets, net	156,095	132,412
Deferred income tax assets	4,700	1,955
Other assets	95,844	81,747
Total assets	$4,187,925	$4,001,546
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61,982	$77,412
Accrued expenses	216,166	204,686
Deferred revenue	54,154	49,679
Other current liabilities	138	2,234
Total current liabilities	332,440	334,011
Deferred revenue	4,163	3,829
Deferred income tax liabilities	12,888	39,299
Convertible senior notes	624,288	604,851
Other liabilities	93,268	74,221
Total liabilities	1,067,047	1,056,211
Total stockholders’ equity	3,120,878	2,945,335
Total liabilities and stockholders’ equity	$4,187,925	$4,001,546

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenue	$579,159	$551,030	$536,295	$2,197,448	$1,963,874
Costs and operating expenses:
Cost of revenue (1) (2)	193,212	183,204	163,201	725,620	610,943
Research and development (1)	37,674	38,396	32,417	148,591	125,286
Sales and marketing (1)	118,582	107,426	110,293	440,988	379,035
General and administrative (1) (2)	99,978	99,543	85,899	388,265	325,845
Amortization of acquired intangible assets	6,783	6,752	8,403	27,067	32,057
Restructuring charges	250	20	—	767	1,189
Total costs and operating expenses	456,479	435,341	400,213	1,731,298	1,474,355
Income from operations	122,680	115,689	136,082	466,150	489,519
Interest income	2,935	2,723	2,291	11,200	7,680
Interest expense	(4,641)	(4,630)	(4,524)	(18,525)	(15,463)
Other (expense) income, net	(499)	204	8	(2,201)	(1,960)
Income before provision for income taxes	120,475	113,986	133,857	456,624	479,776
Provision for income taxes	32,055	25,946	36,750	135,218	145,828
Net income	$88,420	$88,040	$97,107	$321,406	$333,948

Net income per share:
Basic	$0.50	$0.49	$0.55	$1.80	$1.87
Diluted	$0.49	$0.49	$0.54	$1.78	$1.84

Shares used in per share calculations:
Basic	177,788	178,547	178,144	178,391	178,279
Diluted	179,732	180,364	180,910	180,415	181,186

(1) Includes stock-based compensation (see supplemental table for figures)
(2) Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Cash flows from operating activities:
Net income	$88,420	$88,040	$97,107	$321,406	$333,948
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80,329	74,785	67,763	299,563	247,406
Stock-based compensation	33,711	31,046	27,196	126,677	111,996
Excess tax benefits from stock-based compensation	(4,450)	(2,114)	(8,280)	(29,301)	(32,238)
Provision (benefit) for deferred income taxes	22,039	(1,666)	(36,502)	4,098	(25,880)
Amortization of debt discount and issuance costs	4,641	4,630	4,524	18,525	15,463
Other non-cash reconciling items, net	2,533	2,126	30	5,804	2,565
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(15,540)	(26,415)	(8,184)	(56,247)	(58,397)
Prepaid expenses and other current assets	(8,982)	4,097	(38,442)	7,137	(60,788)
Accounts payable and accrued expenses	25,526	(5,575)	57,822	51,624	94,698
Deferred revenue	(3,684)	(115)	37	3,224	7,725
Other current liabilities	(491)	(53)	1	(345)	(702)
Other non-current assets and liabilities	(6,261)	13,822	32,469	11,986	22,274
Net cash provided by operating activities	217,791	182,608	195,541	764,151	658,070
Cash flows from investing activities:
Cash (paid) received for acquired businesses, net of cash acquired	(18,702)	500	—	(141,147)	(386,532)
Purchases of property and equipment and capitalization of internal-use software development costs	(78,837)	(133,064)	(92,320)	(444,983)	(318,627)
Purchases of short- and long-term marketable securities	(108,690)	(178,200)	(157,211)	(692,879)	(1,225,409)
Proceeds from sales and maturities of short- and long-term marketable securities	118,814	197,440	114,595	845,939	746,017
Other non-current assets and liabilities	543	(1,128)	(1,477)	(2,494)	5,745
Net cash used in investing activities	(86,872)	(114,452)	(136,413)	(435,564)	(1,178,806)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Year Ended
(in thousands)	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Cash flows from financing activities:
Proceeds from the issuance of convertible senior notes, net	—	—	—	—	678,735
Proceeds from the issuance of warrants	—	—	—	—	77,970
Payment for bond hedge	—	—	—	—	(101,292)
Repayment of acquired debt and capital leases	—	—	—	—	(17,862)
Proceeds from the issuance of common stock under stock plans	7,503	17,776	11,748	61,791	87,109
Excess tax benefits from stock-based compensation	4,450	2,114	8,280	29,301	32,238
Employee taxes paid related to net share settlement of stock-based awards	(6,993)	(7,817)	(7,444)	(54,164)	(50,649)
Repurchases of common stock	(100,180)	(76,358)	(42,134)	(302,606)	(268,647)
Other non-current assets and liabilities	—	(800)	—	(2,050)	(1,575)
Net cash (used in) provided by financing activities	(95,220)	(65,085)	(29,550)	(267,728)	436,027
Effects of exchange rate changes on cash and cash equivalents	(2,697)	(4,048)	(5,267)	(10,036)	(10,532)
Net increase (decrease) in cash and cash equivalents	33,002	(977)	24,311	50,823	(95,241)
Cash and cash equivalents at beginning of period	256,471	257,448	214,339	238,650	333,891
Cash and cash equivalents at end of period	$289,473	$256,471	$238,650	$289,473	$238,650

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND ADJUSTED EBITDA

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Income from operations	$122,680	$115,689	$136,082	$466,150	$489,519
GAAP operating margin	21%	21%	25%	21%	25%
Amortization of acquired intangible assets	6,783	6,752	8,403	27,067	32,057
Stock-based compensation	33,711	31,046	27,196	126,677	111,996
Amortization of capitalized stock-based compensation and capitalized interest expense	3,722	3,152	2,943	13,618	10,506
Other operating expenses(1)	1,067	708	638	4,923	3,611
Operating adjustments	45,283	41,658	39,180	172,285	158,170
Non-GAAP income from operations	$167,963	$157,347	$175,262	$638,435	$647,689
Non-GAAP operating margin	29%	29%	33%	29%	33%

Net income	$88,420	$88,040	$97,107	$321,406	$333,948
Operating adjustments (from above)	45,283	41,658	39,180	172,285	158,170
Amortization of debt discount and issuance costs	4,641	4,630	4,524	18,525	15,463
Loss on investments	—	—	50	25	443
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(9,631)	(22,453)	(13,869)	(58,309)	(59,202)
Non-GAAP net income	128,713	111,875	126,992	453,932	448,822

Depreciation and amortization	69,824	64,881	56,417	258,878	204,843
Interest income	(2,935)	(2,723)	(2,291)	(11,200)	(7,680)
Other expense (income), net	499	(204)	(58)	2,176	1,517
Provision for GAAP income taxes	32,055	25,946	36,750	135,218	145,828
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	9,631	22,453	13,869	58,309	59,202
Adjusted EBITDA	$237,787	$222,228	$231,679	$897,313	$852,532
Adjusted EBITDA margin	41%	40%	43%	41%	43%

Non-GAAP net income per share:
Basic	$0.72	$0.63	$0.71	$2.54	$2.52
Diluted	$0.72	$0.62	$0.70	$2.52	$2.48

Shares used in non-GAAP per share calculations:
Basic	177,788	178,547	178,144	178,391	178,279
Diluted	179,732	180,364	180,910	180,415	181,186

(1) Other operating expenses excluded from non-GAAP results include: acquisition-related costs, restructuring charges and certain legal matter costs. See the non-GAAP adjustment definitions below for additional information.

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA BY SOLUTION CATEGORY

	Three Months Ended			Year Ended
(in thousands)	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenue by solution category:
Performance and Security Solutions	$286,015	$262,696	$245,687	$1,049,732	$899,232
Media Delivery Solutions	247,137	244,887	251,550	977,369	917,407
Service and Support Solutions	46,007	43,447	39,058	170,347	147,235
Total revenue	$579,159	$551,030	$536,295	$2,197,448	$1,963,874
Cloud Security Solutions revenue	$72,537	$65,212	$49,618	$254,394	$170,022

Revenue growth rates year-over-year(1):
Performance and Security Solutions	16%	15%	26%	17%	29%
Media Delivery Solutions	(2)	5	21	7	21
Service and Support Solutions	18	19	21	16	25
Total revenue	8%	11%	23%	12%	24%
Cloud Security Solutions revenue growth rates	46%	40%		50%

Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(1)(2):
Performance and Security Solutions	19%	18%	28%	20%	29%
Media Delivery Solutions	1	10	23	10	21
Service and Support Solutions	21	24	23	20	26
Total revenue	11%	15%	25%	16%	25%
Cloud Security Solutions revenue growth rates(2)	50%	45%		54%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA BY GEOGRAPHY

	Three Months Ended			Year Ended
(in thousands)	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenue by geography:
U.S.	$415,835	$400,581	$397,182	$1,604,492	$1,429,063
International	163,324	150,449	139,113	592,956	534,811
Total revenue	$579,159	$551,030	$536,295	$2,197,448	$1,963,874

Revenue growth rates year-over-year(1):
U.S.	5%	10%	26%	12%	25%
International	17	12	16	11	24
Total revenue	8%	11%	23%	12%	24%

Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(1)(2):
U.S.	5%	10%	26%	12%	25%
International	27	27	24	24	25
Total revenue	11%	15%	25%	16%	25%

(1) Growth rates for the year ended December 31, 2014 exclude the impact of revenue from the Advertising Decision Solutions (ADS) business that was divested during the three months ended March 31, 2013
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL FINANCIAL DATA

	Three Months Ended			Year Ended
(in thousands, except end of period statistics)	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Stock-based compensation:
Cost of revenue	$3,901	$3,579	$3,033	$14,145	$11,934
Research and development	6,570	5,982	4,824	23,927	19,341
Sales and marketing	14,247	13,465	12,132	53,542	47,570
General and administrative	8,993	8,020	7,207	35,063	33,151
Total stock-based compensation	$33,711	$31,046	$27,196	$126,677	$111,996

Depreciation and amortization:
Network-related depreciation	$54,978	$50,937	$45,433	$205,048	$165,211
Other depreciation and amortization	14,846	13,944	10,984	53,830	39,632
Depreciation of property and equipment	69,824	64,881	56,417	258,878	204,843
Capitalized stock-based compensation amortization	3,414	2,916	2,845	12,717	10,345
Capitalized interest expense amortization	308	236	98	901	161
Amortization of acquired intangible assets	6,783	6,752	8,403	27,067	32,057
Total depreciation and amortization	$80,329	$74,785	$67,763	$299,563	$247,406

Capital expenditures(1)(2):
Purchases of property and equipment	$58,541	$65,429	$66,285	$289,591	$223,565
Capitalized internal-use software development costs	30,017	33,401	31,630	128,236	116,062
Capitalized stock-based compensation	5,199	4,518	3,649	18,332	15,226
Capitalized interest expense	791	760	680	2,845	2,193
Total capital expenditures	$94,548	$104,108	$102,244	$439,004	$357,046

Net increase (decrease) in cash, cash equivalents and marketable securities	$19,362	$(20,082)	$66,525	$(104,049)	$381,362

End of period statistics:
Number of employees	6,084	5,943	5,105
Number of deployed servers	210,533	199,962	170,295

(1) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for at period end.
(2) See Use of Non-GAAP Financial Measures below for a definition

Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures, revenue adjusted for ADS divestiture and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains that may be infrequent, unusual in nature or not reflective of Akamai's ongoing operating results. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may also facilitate comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

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Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees and executives, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

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Acquisition-related costs – Acquisition-related costs include transaction fees, due diligence costs and other direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai's initial estimated amounts of contingent consideration and indemnification associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of Akamai's operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions.

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Restructuring charges – Akamai has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expense, nor provide meaningful insight into the fundamentals of current or past operations of its business.

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Amortization of debt discount and issuance costs and amortization of capitalized interest expense – In February 2014, Akamai issued $690 million of convertible senior notes due 2019 with a coupon interest rate of 0%. The imputed interest rate of the convertible senior notes was approximately 3.2%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity under GAAP, thereby reducing the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt which are recorded as an asset in the consolidated balance sheet. All of Akamai's interest expense is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not indicative of ongoing operating performance.

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Loss on investments and legal matters – Akamai has incurred losses from the impairment of certain investments and the settlement of legal matters. In addition, Akamai has incurred costs with respect to its internal investigation relating to sales practices in a country outside the U.S. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them occur infrequently and are not representative of Akamai's core business operations.

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Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or release of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; other operating expenses (comprised of acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; and costs incurred with respect to Akamai's internal investigation relating to sales practices in a country outside the U.S); and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; other operating expenses (comprised of acquisition-related costs, restructuring charges, benefit from adoption of software development activities, gains and other activity related to divestiture of a business, gains and losses on legal settlements, and costs incurred with respect to Akamai's internal investigation relating to sales practices in a country outside the U.S.); loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by basic weighted average or diluted common shares outstanding. Basic weighted average shares outstanding are those used in GAAP net income per share calculations. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transaction entered into in connection with the issuance of $690 million of convertible senior notes due 2019. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transaction and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of net income per share. Until Akamai's weighted average stock price is greater than $89.56, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; other operating expenses (comprised of acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; and costs incurred with respect to Akamai's internal investigation relating to sales practices in a country outside the U.S.); foreign exchange gains and losses; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures – Purchases of property and equipment, capitalization of internal-use software development costs, capitalization of stock-based compensation and capitalization of interest expense.

Revenue, adjusted for ADS divestiture – Revenue excluding the impact of Akamai's Advertising Decision Solutions (ADS) divestiture.

Impact of Foreign Currency Exchange Rates – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of Akamai's foreign subsidiaries weaken, consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of financial results and evaluation of performance in comparison to prior periods. The information presented is calculated by translating current period results using the same average foreign currency exchange rates per month from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release contains information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about our share repurchase plan. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, changes in liquidity affecting the number of shares we repurchase; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.